Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

25 February 2025

056710.0011

GIBO HOLDINGS LIMITED

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

GIBO HOLDINGS LIMITED, Company Number 411110 (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal adviser to the Company in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) on 25 February 2025 (the Registration Statement) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the offering under the Registration Statement, including a related proxy statement/prospectus included in the Registration Statement, providing, in part, for the registration of up to 558,752,202 class A ordinary shares of par value of $0.000001 each of the Company (the Initial Shares), 3,297,153 warrants and 3,297,153 class A ordinary shares of par value of $0.000001 each of the Company issuable upon the exercise of such warrants (the Warrant Shares) and 204,225,636 class B ordinary shares of par value of $0.000001 each of the Company (the Class B Ordinary Shares, together with the Initial Shares and the Warrant Shares, the Offer Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

The British Virgin Islands is Harneys Hong Kong office's main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | JP Engwirda | Y Fan | S Gray | P Kay

MW Kwok | IN Mann | R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore www.harneys.com

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2	Authorised Share Capital. Based on our review of the Restated M&A (as defined in Schedule 1), the authorised share capital of the Company, with effect from the date that the Restated M&A becomes effective, will be US$50,000 divided into 50,000,000,000 shares of par value of US$0.000001 each, comprising of (i) 45,000,000,000 Class A ordinary shares of par value of US$0.000001 each and (ii) 5,000,000,000 Class B ordinary shares of par value of US$0.000001 each.

3	Valid Issuance of Offer Shares. The allotment and issue of the Offer Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Offer Shares will be validly issued, fully paid and non-assessable.

4	Cayman Islands Law. The statements under the headings “Material Tax Considerations – Cayman Islands Tax Considerations” and “Description of Pubco’s Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm in the Registration Statement under the headings “Enforceability of Civil Liabilities under Cayman Islands Law”, “Material Tax Considerations – Cayman Islands Tax Considerations” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

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SCHEDULE 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 19 June 2024;

2	A copy of the memorandum and articles of association of the Company filed on 19 June 2024;

3	A copy of the amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 23 February 2025 and effective upon the listing of the Company’s Offer Shares pursuant to the Registration Statement (the Restated M&A);

4	A copy of the register of members provided to us on 25 July 2024;

5	A copy of the register of directors and officers of the Company provided to us on 25 July 2024;

6	A copy of executed written resolutions of the sole director of the Company dated 21 February 2025 (the Resolutions);

7	A certificate of good standing dated 24 February 2025 in respect of the Company issued by the Registrar of Companies in the Cayman Islands;

8	A certificate issued by the sole director of the Company dated 23 February 2025, a copy of which is attached hereto (the Director’s Certificate); and

9	The Registration Statement.

(items 1 to 7 above collectively referred to as the Corporate Documents and items 1 to 9 above collectively referred to as the Documents)

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SCHEDULE 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Constitutional Documents. The Restated M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

4	Resolutions. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of the sole director, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

5	No Steps to Wind-up. The director and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents and, in particular, that the entry into and performance of the transactions contemplated under the Registration Statement will not cause any of the parties thereto to be in breach of any agreement or undertaking.

7	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

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SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Offer Shares, that a shareholder shall not, in respect of the relevant Offer Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (Revised) of the Cayman Islands.

6	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

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Schedule A

Director’s Certificate

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GIBO HOLDINGS LIMITED

incorporated in the Cayman Islands Company No. 411110

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am the sole director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:
(a)	the written resolutions of the sole director of the Company dated February 21, 2025 were executed by the sole director in the manner prescribed in the articles of association of the Company, the signature(s) and initial(s) thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(b)	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the Offer Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ LIM Chun Yen	2025.2.23
LIM Chun Yen	Date
Sole director

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